Exhibit 10.65

THIS FORM OF AWARD AGREEMENT IS PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

AIR TRANSPORT SERVICES GROUP, INC.
AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT
GRANTED TO [NAME] ON [DATE]

Air Transport Services Group, Inc. (the “Company”) and its shareholders believe that their business interests are best served by extending to you an opportunity to earn additional compensation based on the growth and success of the Company’s business. To this end, the Company and its shareholders adopted the Air Transport Services Group, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”) as a means through which you may share in the Company’s success. This is done by granting Awards to key employees like you. If the conditions described in this Award Agreement (and the Plan) are met, your Award will mature into common shares of the Company.

The Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 3, 2024, with Stonepeak Nile Parent LLC, a Delaware limited liability company (“Parent”) and the other parties thereto, pursuant to which the Company will become a wholly-owned subsidiary of Parent upon the consummation of the transactions contemplated by the Merger Agreement (the “Merger” and the date of such consummation, the “Closing Date”).

This Award Agreement describes many features of your Award and the conditions that must be satisfied before you may receive the value associated with your Award. All capitalized terms have the meaning set forth in the Plan unless otherwise specified in this Award Agreement. To ensure you fully understand these terms and conditions, you should:

●	Read the Plan and the Plan’s Prospectus carefully to ensure you understand how the Plan works;

●	Read this Award Agreement carefully to ensure you understand the nature of your Award and what you must do to earn it; and

●	Contact [Name] at [Telephone Number] if you have any questions about your Award.

Also, no later than [Date], you must return a signed copy of the Award Agreement to:

[Name]
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177

If you do not do this, your Award will be revoked automatically as of the date it was granted and you will not be entitled to receive anything on account of the retroactively revoked Award.

Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes substantial penalties on persons who receive some forms of deferred compensation (see the Plan’s Prospectus for more information about these penalties). Your Award has been designed to avoid these penalties. As a condition of accepting this Award, you must agree to accept any revisions to your Award Agreement that the Company subsequently determines necessary in order for you to avoid these penalties, without any further consideration, even if those revisions change the terms of your Award and reduce its value or potential value.

Nature of Your Award

You have been granted Restricted Stock. If you satisfy the conditions described in this Award Agreement, the restrictions imposed on your Restricted Stock will be removed and you will own the Shares. Federal income tax rules apply to the Restricted Stock. These and other conditions affecting your Restricted Stock are described in this Award Agreement, the Plan and the Plan’s Prospectus, all of which you should read carefully.

Grant Date: Your Shares underlying the Restricted Stock were issued on [Date].

This is the date you begin to earn your Award.

Number of Shares of Restricted Stock: You have been granted [Number] Shares of Restricted Stock. The conditions that you must meet before you actually own these Shares are discussed below in the section titled “When Your Award Will Be Settled.”

Restricted Period: The period that begins on the Grant Date (i.e., [Date]) and ends on [Date] (the “Settlement Date”).

This is the period over which the Committee will determine if you have met the conditions imposed on your Award.

When Your Award Will Be Settled

During the Restricted Period, your Restricted Stock will be held in escrow.

On the Settlement Date, the Shares will be distributed to you, free of any restrictions, or forfeited, depending on whether or not the conditions described in this Award Agreement and in the Plan have been satisfied. You may exercise any voting rights associated with your Restricted Stock while it is held in escrow. Any dividends paid on your Restricted Stock during the Restricted Period also will be held in escrow and paid or forfeited on the Settlement Date, depending on whether or not you satisfy the conditions described in this Award Agreement and in the Plan have been satisfied.

Settlement Date: Normally, restrictions on your Restricted Stock will be removed automatically and [Number] Shares will be distributed to you if you are actively employed on [Date] and have been actively employed since the Grant Date. However, your Restricted Stock may be settled earlier in the circumstances described in the next section.

When Your Restricted Stock Might Be Settled Earlier Than the Settlement Date: All restrictions on your Restricted Stock will be removed automatically and the Shares will be distributed to you if, before the Settlement Date (any such earlier date, the “Early Settlement Date”):

●	Your employment terminates because of death, Disability, or upon Retirement;

●

The Company terminates your employment without “Cause” (to the extent you have an agreement or participate in a Company plan that provides for severance benefits upon a termination without “cause” and as defined in such agreement or Company plan or, if no such agreement or Company plan, as defined in the Plan);

●

You resign for “Good Reason” (to the extent you have an agreement or participate in a Company plan that provides for severance benefits upon a resignation for “good reason” and as defined in such agreement or Company plan); or

●	There is a Change in Control; provided that, for purposes of this Award Agreement, the Merger (in and of itself) shall not constitute a Change in Control.

How Your Restricted Stock May Be Forfeited: You will forfeit any Restricted Stock if, before your Restricted Stock is settled:

●	You terminate employment voluntarily (and not due to death, Disability, Retirement, or Good Reason);

●

You are involuntarily terminated by the Company for “Cause” (to the extent you have an agreement or participate in a Company plan and as defined in such agreement or Company plan or, if no such agreement or Company plan, as defined in the Plan);

●

You breach any agreement or covenant with, or obligation to, the Company or any Subsidiary, including without limitation, any non-competition agreement, non-solicitation agreement, confidentiality or non-disclosure agreement, or assignment of inventions or ownership of works agreement, as determined by the Committee;

●

Without the Company’s advance written consent, you engage directly or indirectly in any manner or capacity as principal, agent, officer, director, employee or otherwise in any business or activity competitive with the business conducted by the Company or any of its Subsidiaries, as determined by the Company; or

●	You perform any act or engage in any activity that is detrimental to the best interests of the Company or any of its Subsidiaries, as determined by the Committee.

Settling Your Award

If all applicable conditions have been met, your Restricted Stock will be settled automatically.

Effect of the Merger

Notwithstanding anything to the contrary in this Agreement, upon the Closing Date, your unvested Restricted Stock will be converted into the Merger Consideration (which is $22.50 per Share), and the aggregate proceeds for such Restricted Stock (the “Unvested Restricted Stock Consideration”) will be retained by the Company and deposited into an escrow account. The Unvested Restricted Stock Consideration will be subject to the same vesting conditions as the related unvested Restricted Stock, and to the extent that the vesting conditions are met on the Settlement Date (or, if earlier, any Earlier Settlement Date), the Unvested Restricted Stock Consideration will be released to you. If one of the forfeiture events described above that would have resulted in the forfeiture of the Restricted Stock occurs, the Unvested Restricted Stock Consideration will be released to the Company.

Other Rules Affecting Your Award

Rights During the Restricted Period: Prior to the Closing Date, during the Restricted Period (and even though these Shares are held in escrow until they are settled), you may exercise any voting rights associated with your Restricted Stock. Dividends paid on the Restricted Stock prior to the Closing Date, if any, will be held in escrow until the Award is settled and distributed to you (or forfeited) depending on whether or not you have met the conditions described in this Award Agreement and in the Plan. On and following the Closing Date, your Shares held in escrow shall be converted into the cash equivalent, and you will no longer be entitled to any voting rights associated with your Restricted Stock or receive any dividends.

Beneficiary: Your Beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

Tax Withholding: As a condition to receiving the Restricted Stock, you agree to file a valid election under Section 83(b) of the Code in respect of the Restricted Stock promptly upon receipt of the Restricted Stock and in no event later than December 31, 2024. As a result, the Restricted Stock will be subject to income tax withholding as of the grant date. The Company agrees to allow you to satisfy the withholding obligation by withholding a portion of the shares of Restricted Stock that are granted with a fair market value equal to the taxes that must be withheld.

Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.

Other Agreements: Also, your Restricted Stock will be subject to the terms of any other written agreements between you and the Company.

Other Rules: Your Restricted Stock also is subject to more rules described in the Plan and in the Plan’s Prospectus. You should read both these documents carefully to ensure you fully understand all the conditions of this Award.

Plan Controls: In the event that this Award Agreement conflicts or is inconsistent with any term of the Plan, the Plan shall be deemed controlling except with respect to the definition of a Change in Control, for which the Merger (in and of itself) shall not be deemed a Change in Control for purposes of this Award Agreement.

You may contact [Name] at [Telephone Number] or at the address given below if you have any questions about your Award or this Award Agreement.

Your Acknowledgment of Award Conditions

Note: You must sign and return a copy of this Award Agreement to [Name] at the address given below no later than [Date].

By signing below, I acknowledge and agree that:

●	A copy of the Plan has been made available to me;

●	I have received a copy of the Plan’s Prospectus;

●	I understand and accept the conditions placed on my Award and understand what I must do to earn my Award;

●

I understand that, upon the closing of the Merger, the unvested Restricted Stock will be converted into the Merger Consideration (which is $22.50 per Share), and the aggregate proceeds for such Restricted Stock (the “Unvested Restricted Stock Consideration”) will be retained by the Company and deposited into an escrow account. The Unvested Restricted Stock Consideration will be retained by the Company and deposited into an escrow account, and may be released to me subject to the same vesting terms and conditions set forth in this Award Agreement;

●

I will consent (on my own behalf and on behalf of my beneficiaries and without any further consideration) to any change to my Award or this Award Agreement to avoid paying penalties under Section 409A of the Internal Revenue Code of 1986, as amended, even if those changes affect the terms of my Award and reduce its value or potential value; and

●

If I do not return a signed copy of this Award Agreement to the address shown below not later than [Date], my Award will be revoked automatically as of the date it was granted and I will not be entitled to receive anything on account of the retroactively revoked Award.

[Name]

(signature)

Date signed:

A signed copy of this form must be sent to the following address no later than [Date]:

[Name]
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177

After it is received, the Committee will acknowledge receipt of your signed Award Agreement.

*****

Committee’s Acknowledgment of Receipt

A signed copy of this Award Agreement was received on

By:
Committee Member

[Name]:

                    Has complied with the conditions imposed on the grant and the Award and the Award Agreement remains in effect; or

                   Has not complied with the conditions imposed on the grant and the Award and the Award Agreement are revoked as of the Grant Date because describe deficiency

Committee

By:
Date:

AIR TRANSPORT SERVICES GROUP, INC.
AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: [Name]

ADDRESS:

IDENTIFICATION NUMBER OF TAXPAYER:

TAXABLE YEAR: Calendar year 20

2.	The property with respect to which the election is made is: [Number] shares of the Common Stock of Air Transport Services Group, Inc., a Delaware corporation (“Company”).

3.	The date on which the property was transferred is: [Date]

4.

The property is subject to the following restrictions: Forfeiture in favor of the Company upon termination of taxpayer’s employment before [Date] for reasons other than death, disability, or retirement, in connection with a change in control, a termination of employment without “cause,” or resignation for “good reason”.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is [*] per share.

6.	The amount (if any) paid for such property: $0

The undersigned has submitted a copy of this statement to Air Transport Services Group, Inc. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
[Name]